Exhibit (b)(3)

                               CASH ACCOUNT TRUST
                              CASH EQUIVALENT FUND
                              INVESTORS CASH TRUST
                          INVESTORS MUNICIPAL CASH FUND
                         SCUDDER AGGRESSIVE GROWTH FUND
                             SCUDDER BLUE CHIP FUND
                           SCUDDER DYNAMIC GROWTH FUND
                      SCUDDER FOCUS VALUE PLUS GROWTH FUND
                              SCUDDER GROWTH TRUST
                           SCUDDER HIGH INCOME SERIES
                            SCUDDER HIGH INCOME TRUST
                      SCUDDER INTERMEDIATE GOVERNMENT TRUST
                               SCUDDER MONEY FUNDS
                        SCUDDER MULTI-MARKET INCOME TRUST
                         SCUDDER MUNICIPAL INCOME TRUST
                               SCUDDER PORTFOLIOS
                      SCUDDER STATE TAX-FREE INCOME SERIES
                          SCUDDER STRATEGIC INCOME FUND
                         SCUDDER STRATEGIC INCOME TRUST
                    SCUDDER STRATEGIC MUNICIPAL INCOME TRUST
                               SCUDDER TARGET FUND
                             SCUDDER TECHNOLOGY FUND
                            SCUDDER TOTAL RETURN FUND
                     SCUDDER U.S. GOVERNMENT SECURITIES FUND
                           SCUDDER VARIABLE SERIES II
                             SCUDDER YIELDWISE FUNDS
                     TAX-EXEMPT CALIFORNIA MONEY MARKET FUND


                            Certificate of Secretary

         I, John Millette, do hereby certify that I am the Secretary of the trusts listed above (the "Funds"), and that as such, I am authorized to execute this Certificate on behalf of each Fund and its series, as applicable. I further certify that:

         1. The following is a complete and correct copy of a resolution duly adopted by the duly elected Members of the Board of the Funds at a meeting duly called, convened and held on November 19, 2003, at which a quorum was present and acting throughout, and that such resolution has not been amended and is in full force and effect.


                           FURTHER RESOLVED, that the amendment to the By-Laws of the Fund as discussed at this meeting be, and it hereby is, approved with such changes as may be recommended by counsel.

         2. Attached as Exhibit A are true, complete and correct copies of the amendment to Section 4.6 and the addition of Section 4.9 to the By-Laws of the Fund as amended, and effective as of November 19, 2003.



IN WITNESS WHEREOF, I hereunto set my hand this 9th day of January 2004.



                                                 /s/ John Millette
                                                 --------------------------
                                                 John Millette
                                                 Secretary

                                    EXHIBIT A


Section 4.6. President and Vice Presidents. The President shall, in the absence of the Chairman and Chief Executive Officer, preside at all meetings of shareholders and Trustees. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary. The President shall have the power to sign all certificates for shares of beneficial interest. The President shall, subject to the control of the Trustees, have general charge and supervision over the daily affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust and to employ such subordinate officers, agents, clerks and employees as he may find necessary to transact the business of the Trust. The President shall have the power to sign all certificates for shares of beneficial interest. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust. The President shall perform such other powers as the Trustees shall prescribe from time to time. Any Vice President shall at the request or in the absence or disability of the President exercise the powers of the President and perform such other duties and have such other powers as shall be designated from time to time by the Trustees.


Section 4.9. Chief Executive Officer. The Chief Executive Officer shall, in the absence of the Chairman, preside at all meetings of the shareholders and the Trustees. The Chief Executive Officer shall perform such other duties as the Board of Trustees shall from time to time prescribe. The Chief Executive Officer shall be the principal executive officer, with all duties and responsibilities theretofore designated. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the Trust or a different mode of execution is expressly prescribed by the Trustees or these Bylaws or where otherwise required by law, the Chief Executive Officer may execute any documents or instruments which the Board has authorized to be executed or the execution of which is in the ordinary course of the Trust's business. The Chief Executive Officer shall have such other powers and duties, as from time to time may be conferred upon or assigned to him/her by the Trustees.